INDEX


Exhibit (99)  Pender Newkirk & Company's Statement

January 26, 1999

United States Securities and
  Exchange Commission
Washington, DC  20549

Re:  Network Systems International, Inc.
     File Ref. No. 0-22991

Gentlemen:

We were previously the principal accountant for Network Systems International, Inc. and, under the date of November 20, 1998, we reported on the consolidated financial statements of Network Systems International, Inc. and subsidiaries as of and for the years ended September 30, 1998 and 1997. On January 19, 1999, our appointment as principal accountant was terminated. We have read the statements of Network Systems International, Inc. included under
Item 4 of its Form 8-K dated January 26, 1999, and we agree with such statements.

Very truly yours,




/s/ Pender Newkirk & Company

Pender Newkirk & Company
Certified Public Accountants